Exhibit 10.14

ASSIGNMENT OF STOCK AND RELEASE

THIS ASSIGNMENT OF STOCK AND RELEASE (this “Agreement”) is made and entered into effective this 15th day of September, 2023 by and among The Clark A. Colby Living Trust (“Colby” or “Assignor”), Pivotal Battery Corp. (“Pivotal” or “Assignee”) and Integral Technologies, Inc. (“Integral” or “Issuer”), and shall collectively be referred to as the “Parties” and separately as a “Party.”

RECITALS

WHEREAS, Colby and Integral entered into a Preferred Stock Purchase Agreement dated December 6, 2018 (the “Preferred Stock Purchase Agreement”) for Forty (40) shares of Integral Preferred B Stock. The Preferred Stock Purchase Agreement has fully matured and is in default by Integral.

WHEREAS, Colby or Assignor is the owner and holder of Forty (40) shares of Integral’s Preferred B Stock plus interest and penalties accrued, par value $.001 per share (the “Shares”).

WHEREAS, Assignor wishes to convey the Shares and all rights, interest and penalties accrued by the Shares to Assignee, and Assignee wishes to assume such rights, interests and penalties accrued by the Shares.

WHEREAS, Issuer desires to consent to the transfer of the Shares by Assignor to Assignee.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Recitals. The recitals contained hereinabove are acknowledged by the Parties as being true and correct and are incorporated by reference herein.

2.    Assignment.

a.    Assignor hereby assigns, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, all rights, title, interest and penalties accrued of Assignor in and to the Shares, free and clear of all liens, claims, charges and encumbrances. Assignor hereby represents and warrants to Assignee that (i) Assignor is the sole legal and beneficial owner of the Shares, (ii) Assignor owns the Shares free and clear of all liens, claims, charges and encumbrances, and (iii) Assignor, upon consent from Issuer, has the full power and authority to assign, sell, convey, transfer and set over to Assignee all of Assignor’s rights, title, interest and penalties accrued in and to the Shares, and no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement.

b.    Assignee accepts and assumes all of Assignor’s rights, title, interest and penalties accrued in and to the Shares.

3.    Consent of Issuer. Issuer hereby consents to Assignor’s assignment, sale, conveyance, transfer and set over to Assignee all of Assignor’s rights, title, interest and accrued penalties in and to the Shares to Assignee in exchange for the mutual releases contained herein.

4.    Consideration. As consideration for the assignment of the Shares, Assignee has executed and delivered to Assignor the Stock Issuance Agreement.

5.    Mutual Releases.

a.    On the execution of this Agreement and in consideration of the covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, each Party hereto, for themselves, their successors and affiliates, both past and present, hereby irrevocably and unconditionally release, acquit and forever discharge each of the other Parties hereto and their respective present and former officers, directors, employees, agents, insurers, benefit plans (and related persons/entities), attorneys, parents, affiliates, subsidiaries, and representatives,  (hereafter the “Released Parties”), from any and all charges, complaints, grievances, actions, suits, liabilities, obligations, promises, agreements, demands, controversies, rights, claims and causes of action of whatever kind or nature, whether known or unknown, as well as any other claims based on constitutional, statutory, common law or regulatory grounds; breach of contract; breach of implied contract; failure to keep any promise; breach of covenant of good faith and fair dealing; breach of fiduciary duties; estoppel; defamation; infliction of emotion distress; fraud; misrepresentation; negligence; and any all violations of any principal of common law or statute based upon acts or omissions prior to the date of the execution of this Agreement.  Each Party also releases all claims for compensation of any kind, compensatory damages, damages for alleged personal injury, liquidated damages, punitive damages, and all claims for attorneys fees, costs and interest recoverable as a result of claims released by this Agreement, including claims arising out of tort, contract, or quasi-contract, including claims that a Party has or may claim to have against any other Party, arising at any time up to and including the date that the Parties sign this Agreement.

b.    The Parties understand and expressly agree that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, presently existing or which may arise in the future, caused by or resulting from or attributable to any act or omission of each Party and each person released under this Agreement which occurred or failed to occur prior to the execution of this Agreement. The Parties acknowledge that except for matters expressly represented herein, the facts with respect to which this Agreement was entered into may turn out to be other than or different from the facts now known to each Party or believed by each Party to be true, and the Parties hereto expressly assume the risks of the facts turning out to be different and agree that this Agreement shall be in all respects effective and binding despite any such difference.

6.    General Provisions.

a.    Entire Agreement. This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof and the transactions contemplated herein, and supersedes all prior understandings and agreements (oral and written) of the Parties with respect to the subject matter hereof.

b.    Confidentiality. The Parties expressly agree that they will keep the terms of this Agreement STRICTLY CONFIDENTIAL.  The Parties agree that they will not communicate (orally or in writing), or in any way voluntarily disclose or allow or direct others to disclose the terms of this Agreement to any person or entity, unless required or permitted to do so pursuant to lawful subpoena or pursuant to an order of a court of competent jurisdiction.  The Parties may disclose the terms of this Agreement to their attorney and tax or financial advisors with a reasonable need to know, provided that the attorney, tax or financial advisors agree not to disclose any of the terms of this Agreement.

c.    Binding Agreement. This instrument shall be binding upon each Party and upon each Party's heirs, administrators, representatives, successors, assigns, principals, agents, affiliates and representatives and shall inure to the benefit of each other Party and its respective representatives, successors, assigns, affiliates, principals and agents.  The Parties hereto and each of them agrees and acknowledges that if any portion of this Agreement is declared invalid or unenforceable by a final judgment of any court of competent jurisdiction, such determination shall not affect the balance of this Agreement, which shall remain in full force and effect.  Any such invalid portion shall be deemed severable.

d.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

e.    Counterparts. This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

f.    Governing Law; Venue. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Nevada without reference to principles of conflicts or choice of law under which the laws of any other jurisdiction would apply.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Assignment of Stock and Release to be duly executed as of the date first above written.

ASSIGNOR: THE CLARK A. COLBY LIVING TRUST

BY: MARILYN J. COLBY AS SUCCESSOR TRUSTEE OF SAID TRUST

By:________________________________

Name: Marilyn J. Colby

Title: Trustee

ASSIGNEE: PIVOTAL BATTERY CORP.

By:________________________________

Name: John Boesel

Title: Chief Financial Officer

ISSUER: INTEGRAL TECHNOLOGIES, INC.

By:________________________________

Name: Doug Bathauer

Title: Chief Executive Officer

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